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                                                                EXHIBIT 99-4



                              PECO Energy Company
                               Offer to Exchange
                 Trust Receipts ("TOPrS(SM)") each representing a
               __% Cumulative Monthly Income Preferred Security,
                     Series B of PECO Energy Capital, L.P.
           (stated liquidation preference $25 per Preferred Security)
               For up to 5,400,000 Outstanding Depositary Shares
          Each Representing a One-Fourth Interest in a Share of $7.96
                           Cumulative Preferred Stock
                                       of
                              PECO Energy Company


                                                                October __, 1995

To Our Clients:

         Enclosed for your consideration are the Offering Circular/Prospectus dated October __, 1995 (the "Offering Circular/Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by PECO Energy Company, a Pennsylvania corporation ("PECO Energy"), to effect the exchange of trust receipts, (the "Preferred Trust Receipts"), each representing a ____% Cumulative Monthly Income Preferred Security, Series B, (the "Series B Preferred Securities") representing a limited partner interest issued by PECO Energy Capital, L.P., a limited partnership formed under the laws of the State of Delaware ("PECO Energy Capital") for up to 5,400,000 of outstanding depositary shares ("the Depositary Shares") each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of PECO Energy. In connection with the Offer, PECO Energy will
deliver its      % Deferrable Interest Subordinated Debentures, Series B (the
"Series B Subordinated Debentures") to First Chicago Trust Company of New York (the "Exchange Agent"), which will receive the Series B Subordinated Debentures on behalf of the holders of the Depositary Shares in exchange for Depositary Shares; the Exchange Agent (acting pursuant to the directions of the holders of the Depositary Shares) will deliver the Series B Subordinated Debentures to PECO Energy Capital in consideration for the issuance and deposit by PECO Energy Capital of the Series B Preferred Securities with PECO Energy Capital Trust I (the "Trust"); and the Trust will issue the Preferred Trust Receipts to the Exchange Agent for distribution to the former holders of the Depositary Shares.




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"Trust Originated Preferred Securities" and "TOPrS(SM)" are service marks of
Merrill Lynch & Co.





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         Pursuant to the Offer, exchanges will be made on the basis of one (1)
Preferred Trust Receipt for each Depositary Share validly tendered and accepted for exchange in the Offer. Depositary Shares not accepted for exchange because of proration or otherwise will be returned.

         PECO Energy will accept for exchange Depositary Shares validly tendered (or defectively tendered but as to which PECO Energy has waived the defect) and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration described in the Offering Circular/Prospectus. We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Depositary Shares held by us for your account.

         We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and the Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders", any Soliciting Dealer who solicited your tender of Depositary Shares.

         Your attention is invited to the following:

         1. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on ___________ __, 1995, unless the Offer is extended.

         2. Subject to the next sentence, PECO Energy expressly reserves the right to extend, amend or modify the terms of the Offer, and withdraw or terminate and not accept for exchange any Depositary Shares, at any time prior to the date of expiration of the Offer for any reason, including (without limitation) if holders of fewer than 2,800,000 Depositary Shares are tendered (which condition may be waived by PECO Energy). In addition, acceptance of Depositary Shares validly tendered in the Offer is subject to the condition that there be at least 1,000,000 Trust Receipts to be issued and 400 record or beneficial holders of Preferred Trust Receipts to be issued in exchange for Depositary Shares, which conditions may not be waived.

         3. Any stock transfer taxes applicable to the exchange of Depositary Shares pursuant to the Offer will be paid by PECO Energy, except as otherwise provided in Instruction 6 of the Letter of Transmittal.





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Please note that a Questions and Answers pamphlet regarding the Exchange Offer is enclosed for your information.

         If you wish to have us tender any or all of your Depositary Shares please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

         As described in the Offering Circular/Prospectus, if fewer than all Depositary Shares validly tendered prior to the Expiration Date are to be accepted by PECO Energy, PECO Energy will accept Depositary Shares from each tendering holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

         THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF PECO ENERGY BY MERRILL LYNCH & CO., SMITH BARNEY INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                     Instructions with Respect to the Offer

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular/Prospectus dated ______________ __, 1995 and the related Letter of Transmittal in connection with the Offer by PECO Energy to effect the exchange of the Preferred Trust Receipts for up to 5,400,000 shares of outstanding Depositary Shares each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of PECO Energy that are validly tendered and accepted for exchange. Pursuant to the Offer, exchanges will be made on the basis of one Preferred Trust Receipt for each Depositary Share validly tendered and accepted for exchange in the Offer. Depositary Shares not accepted for exchange because of proration or otherwise will be returned.

         This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and the related Letter of Transmittal.





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    By checking this box, all Depositary Shares held by you for our account, including fractional shares, will be tendered in the Offer. If fewer than all Depositary Shares are to be tendered, we have checked the box and indicated below the aggregate number of Depositary Shares to be tendered by you.

                                         shares*
                                 --------
                      ----------------------------------


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*  Unless otherwise indicated, it will be assumed that all Depositary
   Shares held by us for your account are to be tendered.



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         Please designate in the box below any Soliciting Dealer who solicited your tender.


                              SOLICITED TENDERS

              The undersigned represents that the Soliciting
         Dealer who solicited and obtained this tender is:

         Name of Firm:

         -----------------------------------------------------------
                                 (Please Print)

         Name of Individual Broker or Financial Consultant:

         -----------------------------------------------------------

         Identification Number (if known):

         -----------------------------------------------------------

         Address:
                   -------------------------------------------------

         -----------------------------------------------------------
                               (Include Zip Code)



                                   SIGN HERE

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       Signature(s)           Please print name(s) and address(es) here


       Dated
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